EXHIBIT 99.1


     UnionBanCal Corporation Reports Second Quarter EPS of $1.19;
                      Provides Regulatory Update


    SAN FRANCISCO--(BUSINESS WIRE)--July 19, 2007--UnionBanCal
Corporation (NYSE:UB):

Second Quarter 2007 Highlights:
-- Strong year-over-year organic loan growth
    -- Average total loans up 11 percent
    -- Average core commercial loans up 9 percent
    -- Average residential mortgage loans up 7 percent
-- Annualized average all-in cost of funds of 2.61 percent
-- Average noninterest bearing deposits comprised over 35 percent of average total deposits
-- Nonperforming assets just 0.06 percent of total assets at quarter-end

    UnionBanCal Corporation (NYSE:UB) today reported second quarter 2007 net income of $165.4 million, or $1.19 per diluted common share. Net income in the preceding quarter was $149.6 million, or $1.07 per diluted common share, while net income a year earlier was $182.9 million, or $1.26 per diluted common share.

    First half 2007 net income was $315.0 million, or $2.26 per diluted common share, compared with income from continuing operations for first half 2006 of $364.1 million, or $2.51 per diluted common share.

    Regulatory Matters

    As previously reported in filings with the Securities & Exchange Commission, the Company's principal subsidiary, Union Bank of California N.A., entered into a Memorandum of Understanding (MOU) in 2005 with its principal regulator, the Office of the Comptroller of the Currency (OCC). The MOU requires the Bank to strengthen its Bank Secrecy Act/Anti-Money Laundering (BSA/AML) controls and processes.

    In response to the MOU, the Bank has committed significant resources to strengthen its BSA/AML controls and processes. During the course of the Bank's efforts to resolve issues raised by its regulators, additional BSA/AML compliance issues arose, which the Bank discussed with the OCC.

    Recently, the Bank has been advised by the OCC that the OCC will institute a procedure for a cease and desist order against the Bank with respect to its BSA/AML controls and processes and will assess civil money penalties with respect to BSA/AML matters. The Bank also has received notice from the Financial Crimes Enforcement Network (FinCEN), a part of the U.S. Treasury Department, that it will assess civil money penalties with respect to BSA/AML matters. The Bank cannot be certain what final terms, conditions, or monetary penalties will be imposed by the agencies. However, the Company believes these pending regulatory actions will not have a material adverse effect on the Company's business operations, earnings, capital or liquidity. Based on preliminary discussions with the OCC and FinCEN, a reserve of $10 million has been established and is included in the Company's second quarter financial results.

    "These regulatory actions relate to compliance issues that occurred in the past," said Masaaki Tanaka, President and Chief
Executive Officer. "We have taken significant steps to improve our compliance program and continue to do so," he added.

    "The board of directors, executive management and I take very seriously our obligation to have an effective and comprehensive BSA/AML compliance program," Tanaka stated. "We will continue to work closely with our regulators to satisfy them as soon as possible that our enhanced BSA/AML program is effective and sustainable," Tanaka concluded.

    Commenting on the second quarter results, Vice Chairman and Chief Operating Officer Philip Flynn stated, "The net interest margin declined only two basis points from first quarter, with core deposits increasing 1.4 percent and noninterest bearing balances down only slightly. Loan growth moderated, and asset quality continued to be excellent. The average annualized all-in cost of funds increased six basis points, but at 2.61 percent, remains among the lowest in the industry. In May, we increased the quarterly dividend rate 10.6 percent, to $0.52 per share, reflecting solid core profitability and strong capital. Our business outlook for the second half is unaffected by the pending regulatory actions," Mr. Flynn concluded.

    Summary of Second Quarter Results

    Second quarter 2007 net income was $165.4 million, or $1.19 per diluted common share, compared with net income of $1.26 per diluted common share a year earlier. Total revenue compared with second quarter 2006 decreased 4 percent, primarily due to an 8 percent decrease in net interest income, which resulted from a deposit mix shift, reflecting customer decisions to shift balances from noninterest bearing and low-cost deposits into higher-cost deposits. The unfavorable deposit mix change offset strong loan growth, with average loans up 11 percent. Noninterest income grew 5 percent, primarily due to higher gains on private capital investments. The total provision for credit losses was $5 million, $10 million higher than the negative $5 million provision recorded in second quarter 2006. For second quarter 2007, noninterest expense was flat compared with the same quarter a year earlier.

    Second quarter 2007 net income was $1.19 per diluted common share, compared with net income of $1.07 per diluted common share in the preceding quarter. Total revenue increased 1.2 percent in sequential quarters, with net interest income flat and noninterest income increasing 3.3 percent. The total provision for credit losses was $5 million in both quarters. Noninterest expense declined 2.4 percent in sequential quarters, primarily due to annual seasonal factors that result in lower payroll taxes and 401(k) matching contributions in the second quarter, and lower compliance-related expense.

    Second Quarter Total Revenue

    For second quarter 2007, total revenue (taxable-equivalent net interest income plus noninterest income) was $661 million, down 4 percent compared with second quarter 2006. Net interest income decreased 8.1 percent, and noninterest income increased 4.8 percent. Compared with first quarter 2007, total revenue increased 1.2 percent, with net interest income flat and noninterest income increasing 3.3 percent.

    Second Quarter Net Interest Income (Taxable-equivalent)

    Net interest income was $431.1 million in second quarter 2007, down $37.9 million, or 8.1 percent, from the same quarter a year ago, primarily due to a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits, partially offset by strong loan growth and higher yields on earning assets.

    Average earning assets increased $4.1 billion, or 9.2 percent, compared to 2006, primarily due to a $3.7 billion, or 10.5 percent, increase in average loans. Average commercial loans increased $1.7 billion, or 12.8 percent, with $0.6 billion of the increase attributable to title and escrow loans, which are highly rate-advantaged loans and are more volatile than other commercial loans. Average core commercial loans, which exclude title and escrow loans, grew 8.9 percent, year over year. Average residential mortgage loans increased $0.9 billion, or 7.3 percent; average construction loans increased $0.6 billion, or 33.2 percent; and average commercial mortgage loans increased $0.6 billion, or 9.7 percent, year over year. Of the $0.6 billion increase in average construction loans, virtually all of the increase year over year was in income properties.

    Compared to second quarter 2006, average interest bearing deposits increased $5.5 billion, or 25 percent, while average noninterest bearing deposits decreased $2.6 billion, or 14.6 percent. The decline in noninterest bearing deposits was primarily due to a $1.7 billion, or 13.9 percent, decrease in average other commercial noninterest bearing deposits and a $0.5 billion, or 19.1 percent, decrease in average title and escrow deposits. Average other commercial noninterest bearing deposits declined primarily due to changes in customer behavior in response to rising short-term interest rates, and average title and escrow deposits decreased due to lower residential real estate activity. Average consumer noninterest bearing deposits decreased $0.4 billion, or 13.4 percent.

    Average noninterest bearing deposits represented 35.1 percent of average total deposits in second quarter 2007. The annualized average all-in cost of funds was 2.61 percent, reflecting the Company's strong average core deposit-to-loan ratio of 86 percent and the high proportion of noninterest bearing deposits to total deposits.

    The average yield on earning assets of $48.4 billion was 6.11 percent, up 16 basis points over second quarter 2006, with the average loan yield increasing 13 basis points. The average rate on interest bearing liabilities of $32.2 billion was 3.83 percent, up 88 basis points compared with second quarter 2006, reflecting higher short-term interest rates, an unfavorable change in deposit mix, and heightened competition for deposits. The net interest margin in second quarter 2007 was 3.56 percent, compared with 4.23 percent in second quarter 2006.

    Second quarter 2007 net interest income was flat compared with first quarter 2007. Average loans increased $382 million, or 1.0 percent. Average commercial loans decreased $71 million, or 0.5 percent, which was comprised of a decrease in core commercial loans of $122 million, offset by an increase in title and escrow loans of $51 million. Average residential mortgage loans increased $207 million, or
1.7 percent, and average commercial mortgage loans increased $149 million, or 2.5 percent. Average interest bearing deposits increased $1.3 billion, or 5.0 percent, while average noninterest bearing deposits decreased $0.1 billion, or 0.7 percent. The average yield on earning assets increased 5 basis points and the average rate on interest bearing liabilities increased 8 basis points. The net interest margin decreased 2 basis points to 3.56 percent.

    Second Quarter Noninterest Income

    In second quarter 2007, noninterest income was $229.8 million, up $10.6 million, or 4.8 percent, from the same quarter a year ago. Service charges on deposit accounts decreased $4.6 million, or 5.6 percent, primarily due to lower account analysis fees, caused by lower noninterest bearing deposit balances. Trust and investment management fees increased $3.2 million, or 6.6 percent, primarily due to an increase in trust assets. Gain on private capital investments, net, was $20.2 million, compared with $3.7 million in the same quarter a year ago.

    Second quarter 2007 noninterest income increased $7.3 million, or
3.3 percent, compared with first quarter 2007. Service charges on deposit accounts increased $2.3 million, or 3.0 percent, primarily due to two additional processing days in second quarter. Trust and investment management fees increased $3.0 million, or 6.2 percent, primarily due to an increase in trust assets. Insurance commissions decreased $3.7 million, or 18.5 percent, primarily due to normal seasonal factors. Gain on private capital investments, net, was $20.2 million, compared with $9.1 million in the preceding quarter. Other noninterest income decreased $6.3 million, or 18.1 percent, primarily due to a gain on the sale of property recorded in first quarter 2007.

    Second Quarter Noninterest Expense

    Noninterest expense for second quarter 2007 was $411.9 million, a decrease of $1.2 million, or 0.3 percent, compared with second quarter 2006. Salaries and employee benefits expense increased $2.8 million, or 1.1 percent, primarily due to annual merit increases, partially offset by lower pension expense. Outside services expense decreased $11.9 million, or 38.6 percent, primarily due to lower cost of services related to title and escrow balances. Professional services expense decreased $5.1 million, or 29.8 percent, primarily due to lower compliance-related expense. Foreclosed asset expense was zero, compared with income of $7.8 million a year earlier, due to a $7.8 million gain on the sale of property. The provision for losses on off-balance sheet commitments in second quarter 2007 was zero, compared with negative $4.0 million in second quarter 2006. Other noninterest expense increased $3.5 million, or 12.1 percent, primarily due to a reserve of $10.0 million for pending regulatory actions, partially offset by a $7.8 million reserve reversal, reflecting a favorable outcome in a legal dispute.

    Noninterest expense decreased $10.2 million, or 2.4 percent, compared with first quarter 2007. Salaries and employee benefits expense decreased $7.1 million, or 2.7 percent, primarily due to annual seasonal factors that result in lower payroll taxes and 401(k) matching contributions. Professional services expense decreased $5.1 million, or 30.0 percent, primarily due to lower compliance-related expense. The provision for losses on off-balance sheet commitments was zero, compared with $1.0 million in the prior quarter.

    Income Tax Expense

    The effective tax rate for second quarter 2007 was 31.6 percent, compared with an effective tax rate of 33.5 percent for second quarter 2006. The difference in rate was primarily due to the recognition of $8.4 million of tax benefits during second quarter, partially offset by $3.8 million in additional taxes due to the non-deductibility of the reserve for pending regulatory actions. Excluding these adjustments, the second quarter tax rate would have been 33.5 percent.

    The effective tax rate for the first half of 2007 was 32.5 percent. Excluding the adjustments discussed above, the tax rate would have been 33.5 percent, compared with an effective tax rate of 33.8 percent for the first half of 2006.

    Year-to-Date Results

    Total revenue for the first half of 2007 was $1.31 billion, a decrease of $58 million, or 4.2 percent, compared with total revenue of $1.37 billion in the same period of 2006. Net interest income decreased $74 million, or 7.9 percent, and noninterest income increased $15 million, or 3.5 percent.

    Net interest income was $862 million in the first half of 2007, a $74 million decrease from prior year, primarily due to a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits, partially offset by strong loan growth and higher yields on earning assets. Average loans increased $4.0 billion, or 11.7 percent, while average total deposits increased $2.8 billion, or 7.2 percent. A $5.3 billion, or 24.4 percent, increase in average interest bearing deposits was partially offset by a $2.5 billion, or 14.2 percent, decrease in average noninterest bearing deposits. The net interest margin was 3.57 percent, down 72 basis points.

    Noninterest income in the first half of 2007 was $452 million, an increase of $15 million, or 3.5 percent, over the same period in 2006. Service charges on deposit accounts decreased $11 million, or 6.9 percent, primarily due to lower account analysis fees, caused by lower noninterest bearing deposit balances. Gain on private capital investments, net, was $29.3 million, compared with $6.5 million in the same period last year.

    For the first half of 2007, noninterest expense increased $6.4 million, or 0.8 percent, over the first half of 2006. Salaries and employee benefits expense increased $8.8 million, or 1.8 percent, primarily due to annual merit increases, partially offset by lower pension expense. Outside services expense decreased $21 million, or
34.8 percent, primarily due to lower cost of services related to title and escrow balances. Foreclosed asset expense was zero, compared with income of $15 million last year, due to gains on the sale of other real estate owned. The provision for off-balance sheet commitments was $1 million in the first half of 2007, compared with negative $7 million in the first half of 2006.

    Credit Quality

    Nonperforming assets at June 30, 2007, were $30 million, or 0.06 percent of total assets. This compares with $42 million, or 0.08 percent of total assets, at March 31, 2007, and $36 million, or 0.07 percent of total assets, at June 30, 2006.

    In second quarter 2007, the total provision for credit losses was $5 million. The total provision for credit losses was $5 million in first quarter 2007, and negative $5 million in second quarter 2006. In second quarter 2007, net charge-offs were $2 million, compared with net charge-offs of $2 million in first quarter 2007, and net charge-offs of $10 million in second quarter 2006.

    At June 30, 2007, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.11 percent and 1,457 percent, respectively. These ratios were 1.11 percent and 997 percent, respectively, at March 31, 2007, and 1.17 percent and 1,130 percent, respectively, at June 30, 2006.

    Balance Sheet and Capital Ratios

    At June 30, 2007, the Company had total assets of $53.2 billion. Total loans were $37.7 billion and total deposits were $42.1 billion, resulting in a period-end deposit-to-loan ratio of 112 percent. At period-end, total stockholders' equity was $4.6 billion, the tangible common equity ratio was 7.87 percent, and the ratio of tangible common equity to risk-weighted assets was 8.09 percent. Book value per share at June 30, 2007, was $33.45, up 3.4 percent from a year earlier. The Company's Tier I and total risk-based capital ratios at period-end were 8.58 percent and 11.54 percent, respectively.

    Stock Repurchases

    During second quarter 2007, the Company repurchased 30,000 shares of common stock at a total price of $2 million, or an average of $63.26 per repurchased share. During the first half of 2007, the Company repurchased 1.4 million shares of common stock at a total price of $87 million, or an average of $62.74 per repurchased share. At June 30, 2007, the Company had remaining repurchase authority of $62 million.

    Common shares outstanding at June 30, 2007, were 138.3 million, a decrease of 4.2 million shares, or 3.0 percent, from one year earlier.

    Third Quarter and Full Year 2007 Earnings Per Share Forecast

    The Company currently estimates that third quarter 2007 fully diluted earnings per share will be in the range of $1.12 to $1.17, including a total provision for credit losses of approximately $5 million.

    For the year, the Company estimates that fully diluted earnings per share will be in the range of $4.50 to $4.60, including a total provision for credit losses of approximately $25 million.

    Non-GAAP Financial Measures

    This press release contains certain references to financial measures identified as being stated on an "adjusted basis" or that adjust for or exclude certain tax items, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "continue," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings forecasts, provision for credit losses, trends in deposit rates and balances and competition for deposits and their impact on the Company, the Company's loan portfolio, business model, competitive positioning and earnings power, and certain regulatory matters relating to the Company.

    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; competition in the banking and financial services industries; deposit pricing pressures; the levels of commercial and residential real estate activity in our market; adverse effects of current and future banking laws, rules and regulations and their enforcement, or governmental fiscal or monetary policies; legal or regulatory proceedings or investigations; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.

    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling
(415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review second quarter 2007 results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on July 20, 2007. Interested parties calling from locations within the United States should call 800-230-1093 (612-234-9959 from outside the United States) 10 minutes prior to the beginning of the conference.

    A live webcast of the call will be available at http://www.unionbank.com. You may access the Investor Relations section of the website via the "About Union Bank" link from the homepage. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.

    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), July 20, through 11:59 PM Pacific Time, July 27 (2:59 AM Eastern Time, July
28). The reservation number for this playback is 879044.

    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $53.2 billion at June 30, 2007. Its primary subsidiary, Union Bank of California, N.A., had 327 banking offices in California, Oregon and Washington, and 2 international offices at June 30, 2007.

               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)
                              Exhibit 1


                                                     Percent Change to
                  As of and for the Three Months       June 30, 2007
                               Ended                        from
                ----------------------------------- ------------------
                  June 30,   March 31,    June 30,   June 30,  March
                                                                 31,
(Dollars in
 thousands,
 except per
 share data)       2006        2007        2007       2006      2007
--------------- ----------- ----------- ----------- ------------------
Results of
 operations:
Net interest
 income (1)        $469,000    $430,627    $431,124   (8.08%)    0.12%
Noninterest
 income             219,228     222,558     229,845     4.84%    3.27%
                ----------- ----------- -----------
Total revenue       688,228     653,185     660,969   (3.96%)    1.19%
Noninterest
 expense            413,030     422,091     411,865   (0.28%)  (2.42%)
(Reversal of)
 provision for
 loan losses        (1,000)       4,000       5,000        nm   25.00%
                ----------- ----------- -----------
Income from
 continuing
 operations
 before income
 taxes (1)          276,198     227,094     244,104  (11.62%)    7.49%
Taxable-
 equivalent
 adjustment           1,358       2,115       2,251    65.76%    6.43%
Income tax
 expense             92,203      75,368      76,499  (17.03%)    1.50%
                ----------- ----------- -----------
Income from
 continuing
 operations        $182,637    $149,611    $165,354   (9.46%)   10.52%
Income from
 discontinued
 operations             274           -           - (100.00%)        -
                ----------- ----------- -----------
Net income         $182,911    $149,611    $165,354   (9.60%)   10.52%
                =========== =========== ===========

Per common
 share:
Basic earnings:
  From
   continuing
   operations         $1.28       $1.08       $1.20   (6.25%)   11.11%
  Net income           1.28        1.08        1.20   (6.25%)   11.11%
Diluted
 earnings:
  From
   continuing
   operations          1.26        1.07        1.19   (5.56%)   11.21%
  Net income           1.26        1.07        1.19   (5.56%)   11.21%
Dividends (2)          0.47        0.47        0.52    10.64%   10.64%
Book value (end
 of period)           32.34       32.98       33.45     3.43%    1.43%
Common shares
 outstanding
 (end of
 period) (3)    142,533,794 138,117,370 138,314,564   (2.96%)    0.14%
Weighted
 average common
 shares
 outstanding -
 basic (3)      142,723,271 137,942,320 137,476,765   (3.68%)  (0.34%)
Weighted
 average common
 shares
 outstanding -
 diluted (3)    144,878,447 139,729,681 139,137,955   (3.96%)  (0.42%)

Balance sheet
 (end of
 period):
Total assets
 (4)            $50,800,136 $54,616,849 $53,173,833     4.67%  (2.64%)
Total loans      34,747,833  37,251,950  37,743,222     8.62%    1.32%
Nonperforming
 assets              36,351      41,744      29,826  (17.95%) (28.55%)
Total deposits   40,544,251  43,797,924  42,090,306     3.81%  (3.90%)
Stockholders'
 equity           4,608,908   4,555,439   4,627,147     0.40%    1.57%

Balance sheet
 (period
 average):
Total assets    $49,329,374 $52,973,203 $53,116,454     7.68%    0.27%
Total loans      35,146,976  38,458,014  38,839,769    10.51%    0.99%
Earning assets   44,358,594  48,354,950  48,443,246     9.21%    0.18%
Total deposits   39,692,052  41,483,062  42,684,022     7.54%    2.90%
Stockholders'
 equity           4,539,476   4,510,205   4,588,061     1.07%    1.73%

Financial
 ratios (5):
Return on
 average assets
 (6) :
  From
   continuing
   operations         1.49%       1.15%       1.25%
  Net income          1.49%       1.15%       1.25%
Return on
 average
 stockholders'
 equity (6) :
  From
   continuing
   operations        16.14%      13.45%      14.46%
  Net income         16.16%      13.45%      14.46%
Efficiency
 ratio (7)           61.73%      64.47%      62.31%
Net interest
 margin (1)           4.23%       3.58%       3.56%
Dividend payout
 ratio               36.72%      43.52%      43.33%
Tangible common
 equity ratio         8.19%       7.53%       7.87%
Tier 1 risk-
 based capital
 ratio (4) (8)        8.92%       8.42%       8.58%
Total risk-
 based capital
 ratio (4) (8)       12.05%      11.38%      11.54%
Leverage ratio
 (4) (8)              8.74%       8.12%       8.30%
Allowances for
 credit losses
 to total loans
 (9)                  1.17%       1.11%       1.11%
Allowances for
 credit losses
 to nonaccrual
 loans (9)        1,130.05%     997.48%   1,456.97%
Net loans
 charged off to
 average total
 loans (6)            0.12%       0.03%       0.02%
Nonperforming
 assets to
 total loans
 and foreclosed
 assets               0.10%       0.11%       0.08%
Nonperforming
 assets to
 total assets
 (4)                  0.07%       0.08%       0.06%


Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)
                              Exhibit 2


                                                              Percent
                                                               Change
                                                                 to
                                                              June 30,
                                    As of and for the Six       2007
                                          Months Ended          from
                                  --------------------------- --------
                                    June 30,      June 30,    June 30,
(Dollars in thousands, except per
 share data)                          2006          2007        2006
--------------------------------- ------------- ------------- --------
Results of operations:
Net interest income (1)           $    935,341  $    861,751   (7.87%)
Noninterest income                     437,138       452,403    3.49%
                                  ------------- -------------
Total revenue                        1,372,479     1,314,154   (4.25%)
Noninterest expense                    827,574       833,956    0.77%
(Reversal of) provision for loan
 losses                                 (8,000)        9,000     nm
                                  ------------- -------------
Income from continuing operations
 before income taxes (1)               552,905       471,198  (14.78%)
Taxable-equivalent adjustment            2,606         4,366   67.54%
Income tax expense                     186,207       151,867  (18.44%)
                                  ------------- -------------
Income from continuing operations $    364,092  $    314,965  (13.49%)
Loss from discontinued operations       (8,236)            -  100.00%
                                  ------------- -------------
Net income                        $    355,856  $    314,965  (11.49%)
                                  ============= =============

Per common share:
Basic earnings:
  From continuing operations      $       2.54  $       2.29   (9.84%)
  Net income                              2.49          2.29   (8.03%)
Diluted earnings:
  From continuing operations              2.51          2.26   (9.96%)
  Net income                              2.45          2.26   (7.76%)
Dividends (2)                             0.88          0.99   12.50%
Book value (end of period)               32.34         33.45    3.43%
Common shares outstanding (end of
 period) (3)                       142,533,794   138,314,564   (2.96%)
Weighted average common shares
 outstanding - basic (3)           143,098,104   137,708,257   (3.77%)
Weighted average common shares
 outstanding - diluted (3)         145,293,781   139,360,012   (4.08%)

Balance sheet (end of period):
Total assets (4)                  $ 50,800,136  $ 53,173,833    4.67%
Total loans                         34,747,833    37,743,222    8.62%
Nonperforming assets                    36,351        29,826  (17.95%)
Total deposits                      40,544,251    42,090,306    3.81%
Stockholders' equity                 4,608,908     4,627,147    0.40%

Balance sheet (period average):
Total assets                      $ 48,676,618  $ 53,045,236    8.97%
Total loans                         34,602,546    38,649,947   11.70%
Earning assets                      43,724,990    48,399,343   10.69%
Total deposits                      39,276,352    42,086,858    7.16%
Stockholders' equity                 4,539,080     4,549,348    0.23%

Financial ratios (5):
Return on average assets (6) :
  From continuing operations              1.51%         1.20%
  Net income                              1.47%         1.20%
Return on average stockholders'
 equity (6) :
  From continuing operations             16.18%        13.96%
  Net income                             15.81%        13.96%
Efficiency ratio (7)                     61.91%        63.38%
Net interest margin (1)                   4.29%         3.57%
Dividend payout ratio                    34.65%        43.23%
Tangible common equity ratio              8.19%         7.87%
Tier 1 risk-based capital ratio
 (4) (8)                                  8.92%         8.58%
Total risk-based capital ratio
 (4) (8)                                 12.05%        11.54%
Leverage ratio (4) (8)                    8.74%         8.30%
Allowance for credit losses to
 total loans (9)                          1.17%         1.11%
Allowance for credit losses to
 nonaccrual loans (9)                 1,130.05%     1,456.97%
Net loans charged off to average
 total loans (6)                          0.09%         0.02%
Nonperforming assets to total
 loans and foreclosed assets              0.10%         0.08%
Nonperforming assets to total
 assets (4)                               0.07%         0.06%

---------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
       Condensed Consolidated Statements of Income (Unaudited)
                      (Taxable-Equivalent Basis)
                              Exhibit 3



                      For the Three Months Ended  For the Six Months
                                                         Ended
                      -------------------------- ---------------------
                      June 30,  March   June 30,       June 30,
                                  31,
(Dollars in
 thousands, except
 per share data)        2006     2007     2007      2006       2007
--------------------- -------- -------- -------- ---------- ----------
Interest Income (1)
 Loans                $548,017 $603,502 $618,204 $1,061,005 $1,221,706
 Securities            104,008  108,422  109,839    201,359    218,261
 Interest bearing
  deposits in banks        423    1,109    1,295      1,159      2,404
 Federal funds sold
  and securities
  purchased under
  resale agreements      4,725   11,152    7,809      8,570     18,961
 Trading account
  assets                 1,685    1,701    1,601      3,215      3,302
                      -------- -------- -------- ---------- ----------
  Total interest
   income              658,858  725,886  738,748  1,275,308  1,464,634
                      -------- -------- -------- ---------- ----------

Interest Expense
 Deposits              143,677  222,257  246,175    258,986    468,432
 Federal funds
  purchased and
  securities sold
  under repurchase
  agreements             8,455   13,524   10,120     17,257     23,644
 Commercial paper       19,137   22,264   17,429     31,585     39,693
 Medium and long-term
  debt                  16,875   19,695   28,973     27,272     48,668
 Trust notes               238      238      238        476        476
 Other borrowed funds    1,476   17,281    4,689      4,391     21,970
                      -------- -------- -------- ---------- ----------
  Total interest
   expense             189,858  295,259  307,624    339,967    602,883
                      -------- -------- -------- ---------- ----------

Net Interest Income
 (1)                   469,000  430,627  431,124    935,341    861,751
 (Reversal of)
  provision for loan
  losses               (1,000)    4,000    5,000    (8,000)      9,000
                      -------- -------- -------- ---------- ----------
  Net interest income
   after (reversal
   of) provision for
   loan losses         470,000  426,627  426,124    943,341    852,751
                      -------- -------- -------- ---------- ----------

Noninterest Income
 Service charges on
  deposit accounts      81,837   74,945   77,218    163,472    152,163
 Trust and investment
  management fees       48,380   48,560   51,585     98,495    100,145
 Insurance
  commissions           17,752   20,250   16,501     37,270     36,751
 Brokerage
  commissions and
  fees                  10,330    9,660    9,533     18,125     19,193
 Merchant banking
  fees                   8,396    9,077    8,809     16,625     17,886
 Foreign exchange
  gains, net             8,307    7,594    9,288     16,125     16,882
 Card processing
  fees, net              7,206    7,127    7,824     13,903     14,951
 Securities gains,
  net                    1,993    1,220      230      1,779      1,450
 Other                  35,027   44,125   48,857     71,344     92,982
                      -------- -------- -------- ---------- ----------
  Total noninterest
   income              219,228  222,558  229,845    437,138    452,403
                      -------- -------- -------- ---------- ----------

Noninterest Expense
 Salaries and
  employee benefits    248,637  258,515  251,430    501,132    509,945
 Net occupancy          34,519   35,137   35,244     67,356     70,381
 Outside services       30,704   19,836   18,851     59,313     38,687
 Equipment              16,846   16,554   16,367     34,768     32,921
 Software               15,323   14,196   15,136     31,667     29,332
 Professional
  services              17,038   17,087   11,970     31,585     29,057
 Communications         10,061    9,791    8,855     20,613     18,646
 Foreclosed asset
  expense (income)     (7,782)        9        9   (15,149)         18
 (Reversal of)
  provision for losses
  on off-balance sheet
  commitments          (4,000)    1,000        -    (7,000)      1,000
 Other                  51,684   49,966   54,003    103,289    103,969
                      -------- -------- -------- ---------- ----------
  Total noninterest
   expense             413,030  422,091  411,865    827,574    833,956
                      -------- -------- -------- ---------- ----------

 Income from
  continuing
  operations before
  income taxes (1)     276,198  227,094  244,104    552,905    471,198
 Taxable-equivalent
  adjustment             1,358    2,115    2,251      2,606      4,366
 Income tax expense     92,203   75,368   76,499    186,207    151,867

                      -------- -------- -------- ---------- ----------
Income from
 Continuing
 Operations            182,637  149,611  165,354    364,092    314,965
                      -------- -------- -------- ---------- ----------

 Income (loss) from
  discontinued
  operations before
  income taxes             431        -        -   (13,172)          -
 Income tax expense
  (benefit)                157        -        -    (4,936)          -
                      -------- -------- -------- ---------- ----------
Income (loss) from
 Discontinued
 Operations                274        -        -    (8,236)          -
                      -------- -------- -------- ---------- ----------
Net Income            $182,911 $149,611 $165,354 $  355,856 $  314,965
                      ======== ======== ======== ========== ==========

Income from
 continuing
 operations per
 common share - basic $   1.28 $   1.08 $   1.20 $     2.54 $     2.29
                      ======== ======== ======== ========== ==========
Net income per common
 share - basic        $   1.28 $   1.08 $   1.20 $     2.49 $     2.29
                      ======== ======== ======== ========== ==========
Income from continuing
 operations per common
 share - diluted      $   1.26 $   1.07 $   1.19 $     2.51 $     2.26
                      ======== ======== ======== ========== ==========
Net income per common
 share - diluted      $   1.26 $   1.07 $   1.19 $     2.45 $     2.26
                      ======== ======== ======== ========== ==========
Weighted average
 common shares
 outstanding - basic   142,723  137,942  137,477    143,098    137,708
                      ======== ======== ======== ========== ==========
Weighted average
 common shares
 outstanding -
 diluted               144,878  139,730  139,138    145,294    139,360
                      ======== ======== ======== ========== ==========


---------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                     Consolidated Balance Sheets
                              Exhibit 4


                                 (Unaudited)              (Unaudited)
                                  June 30,   December 31,   June 30,
(Dollars in thousands)               2006        2006         2007
-------------------------------- ----------- ------------ ------------
Assets
 Cash and due from banks         $ 2,192,483 $  2,213,782 $  1,863,482
 Interest bearing deposits in
  banks                               31,691      824,456      100,800
 Federal funds sold and
  securities purchased under
  resale agreements                1,252,514      943,200    1,400,875
                                 ----------- ------------ ------------
  Total cash and cash
   equivalents                     3,476,688    3,981,438    3,365,157
Trading account assets               405,728      376,321      307,012
Securities available for sale:
 Securities pledged as
  collateral                          83,229       89,184      112,974
 Held in portfolio                 8,573,909    8,667,038    8,742,740
Loans (net of allowance for loan
 losses: June 30, 2006,
 $328,338; December 31, 2006,
 $331,077; June 30, 2007,
 $335,952)                        34,419,495   36,340,646   37,407,270
Due from customers on
 acceptances                          21,850       17,834       18,969
Premises and equipment, net          498,555      495,302      488,719
Intangible assets                     35,759       28,930       24,444
Goodwill                             453,489      453,489      453,489
Other assets                       2,787,288    2,148,954    2,253,059
Assets of discontinued
 operations to be disposed or
 sold                                 44,146       20,440            -
                                 ----------- ------------ ------------
  Total assets                   $50,800,136 $ 52,619,576 $ 53,173,833
                                 =========== ============ ============

Liabilities
 Noninterest bearing             $18,154,751 $ 17,113,890 $ 14,938,233
 Interest bearing                 22,389,500   24,855,478   27,152,073
                                 ----------- ------------ ------------
  Total deposits                  40,544,251   41,969,368   42,090,306
Federal funds purchased and
 securities sold under
 repurchase agreements               281,593    1,083,927    1,281,162
Commercial paper                   1,645,107    1,661,163    1,167,437
Other borrowed funds                 320,837      432,401      606,896
Acceptances outstanding               21,850       17,834       18,969
Other liabilities                  1,876,307    1,545,165    1,531,762
Medium and long-term debt          1,473,924    1,318,847    1,835,495
Junior subordinated debt payable
 to subsidiary grantor trust          15,111       14,885       14,659
Liabilities of discontinued
 operations to be extinguished
 or assumed                           12,248        4,585            -
                                 ----------- ------------ ------------
  Total liabilities               46,191,228   48,048,175   48,546,686
                                 ----------- ------------ ------------



Stockholders' Equity
Preferred stock:
 Authorized 5,000,000 shares; no
  shares issued or outstanding
  as of June 30, 2006, December
  31, 2006 and June 30, 2007               -            -            -
Common stock, par value $1 per
 share:
 Authorized 300,000,000 shares;
  issued 155,719,517 shares as
  of June 30, 2006, 156,460,057
  shares as of December 31, 2006
  and 157,060,102 shares as of
  June 30, 2007
                                     155,720      156,460      157,060
Additional paid-in capital         1,048,419    1,083,649    1,127,607
Treasury stock - 13,185,723
 shares as of June 30, 2006,
 17,352,803 shares
 as of December 31, 2006 and
  18,745,538 shares as of June
  30, 2007                         (813,571)  (1,064,606)  (1,151,985)
Retained earnings                  4,390,188    4,655,272    4,763,031
Accumulated other comprehensive
 loss                              (171,848)    (259,374)    (268,566)
                                 ----------- ------------ ------------
  Total stockholders' equity       4,608,908    4,571,401    4,627,147
                                 ----------- ------------ ------------
  Total liabilities and
   stockholders' equity          $50,800,136 $ 52,619,576 $ 53,173,833
                                 =========== ============ ============


               UnionBanCal Corporation and Subsidiaries
                          Loans (Unaudited)
                              Exhibit 5

                                                    Percent Change to
                            Three Months Ended     June 30, 2007 from
                        -------------------------- -------------------
                        June 30,  March   June 30, June 30,  March 31,
                                    31,
(Dollars in
 millions)                2006     2007     2007     2006      2007
----------------------- -------- -------- -------- --------- ---------

Loans (period
 average)
 Commercial, financial
  and industrial        $12,955  $14,681  $14,610    12.77%    (0.48%)
 Construction             1,724    2,233    2,296   33.18 %     2.82%
 Mortgage -
  Commercial              5,662    6,064    6,213     9.73%     2.46%
 Mortgage -
  Residential            11,733   12,384   12,591     7.31%     1.67%
 Consumer                 2,505    2,542    2,557     2.08%     0.59%
 Lease
  financing                 564      548      569     0.89%     3.83%
                        -------- -------- --------

  Total loans held to
   maturity             $35,143  $38,452  $38,836    10.51%     1.00%
  Total loans
   held for sale              4        6        4     0.00%   (33.33%)
                        -------- -------- --------

   Total loans          $35,147  $38,458  $38,840    10.51%     0.99%
                        ======== ======== ========

Nonperforming
 Assets (period
 end)
 Nonaccrual
  loans:
  Commercial, financial
   and industrial       $     4  $     5  $    19     nm        nm
  Mortgage -
   Commercial                17       22       10   (41.18%)  (54.55%)
  Lease
   financing                 15       15        -  (100.00%) (100.00%)
                        -------- -------- --------

         Total
          nonaccrual
          loans              36       42       29   (19.44%)  (30.95%)
 Foreclosed
  assets                      -        -        1     nm        nm
                        -------- -------- --------

         Total
          nonperforming
          assets        $    36  $    42  $    30   (16.67%)  (28.57%)
                        ======== ======== ========

 Loans 90 days or more
  past due and still
  accruing              $     3  $     6  $    10     nm       66.67%
                        ======== ======== ========

Analysis of Allowances
 for Credit Losses
 Beginning
  balance               $   340  $   331  $   333

 (Reversal of)
  provision for loan
  losses                     (1)       4        5

 Loans charged
  off:
  Commercial, financial
   and industrial           (18)      (3)      (3)
  Consumer                   (1)      (1)      (1)
                        -------- -------- --------
   Total loans
    charged off             (19)      (4)      (4)
                        -------- -------- --------

 Loans
  recovered:
  Commercial, financial
   and industrial             9        2        2
                        -------- -------- --------
   Total loans
    recovered                 9        2        2
                        -------- -------- --------
         Net loans
          charged off       (10)      (2)      (2)
                        -------- -------- --------

 Ending balance of
  allowance for loan
  losses                $   329  $   333  $   336
 Allowance for off-
  balance sheet
  commitment losses          79       82       82
                        -------- -------- --------

 Allowances for
  credit losses         $   408  $   415  $   418
                        ======== ======== ========


               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 6


                                        For the Three Months Ended
                                      -------------------------------
                                              June 30, 2006
                                      ------------------------------
                                                   Interest  Average
                                        Average     Income/  Yield/
(Dollars in thousands)                  Balance    Expense  Rate (6)
                                                      (10)    (10)
-------------------------------------------------- ------------------
Assets
Loans (11)
Commercial, financial and industrial  $12,957,301  $214,068     6.63%
Construction                            1,723,868    33,061     7.69
Residential mortgage                   11,734,930   149,869     5.11
Commercial mortgage                     5,661,541   100,238     7.10
Consumer                                2,505,651    47,576     7.62
Lease financing                           563,685     3,205     2.27
                                      ------------ ---------
Total loans                            35,146,976   548,017     6.25
Securities - taxable                    8,349,759   102,733     4.92
Securities - tax-exempt                    63,222     1,275     8.06
Interest bearing deposits in banks         34,462       423     4.92
Federal funds sold and securities
purchased under resale agreements         379,412     4,725     4.99
Trading account assets                    384,763     1,685     1.76
                                      ------------ ---------
Total earning assets                   44,358,594   658,858     5.95
                                                   ---------
Allowance for loan losses                (334,556)
Cash and due from banks                 2,107,846
Premises and equipment, net               506,607
Other assets                            2,690,883
                                      ------------
Total assets                          $49,329,374
                                      ============
Liabilities
Deposits:
Transaction accounts                  $12,614,869    65,457     2.08
Savings and consumer time               4,470,764    21,502     1.93
Large time                              5,062,473    56,718     4.49
                                      ------------ ---------
Total interest bearing deposits        22,148,106   143,677     2.60
                                      ------------ ---------
Federal funds purchased and securities
sold under repurchase agreements          748,050     8,902     4.77
Net funding allocated from (to)
discontinued operations (12)              (36,123)     (447)    4.97
Commercial paper                        1,650,266    19,137     4.65
Other borrowed funds                      108,095     1,476     5.47
Medium and long-term debt               1,179,432    16,875     5.74
Trust notes                                15,167       238     6.28
                                      ------------ ---------
Total borrowed funds                    3,664,887    46,181     5.05
                                      ------------ ---------
Total interest bearing liabilities     25,812,993   189,858     2.95
                                                   ---------
Noninterest bearing deposits           17,543,946
Other liabilities                       1,432,959
                                      ------------
Total liabilities                      44,789,898
Stockholders' Equity
Common equity                           4,539,476
                                      ------------
Total stockholders' equity              4,539,476
                                      ------------
Total liabilities and stockholders'
    equity                            $49,329,374
                                      ============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                         469,000     4.23%
Less: taxable-equivalent adjustment                   1,358
                                                   ---------
Net interest income                                $467,642
                                                   =========

                                          For the Three Months Ended
                                        ------------------------------
                                                June 30, 2007
                                        ------------------------------
                                                     Interest Average
                                          Average    Income/  Yield/
(Dollars in thousands)                    Balance    Expense Rate (6)
                                                       (10)    (10)
---------------------------------------------------- -----------------
Assets
Loans (11)
Commercial, financial and industrial    $14,610,728  $238,175    6.54%
Construction                              2,296,098    44,047    7.69
Residential mortgage                     12,594,065   167,342    5.31
Commercial mortgage                       6,213,092   111,720    7.21
Consumer                                  2,557,085    49,579    7.78
Lease financing                             568,701     7,341    5.16
                                        ------------ --------
Total loans                              38,839,769   618,204    6.38
Securities - taxable                      8,548,063   108,675    5.09
Securities - tax-exempt                      56,084     1,164    8.30
Interest bearing deposits in banks           88,592     1,295    5.86
Federal funds sold and securities
purchased under resale agreements           593,718     7,809    5.28
Trading account assets                      317,020     1,601    2.03
                                        ------------ --------
Total earning assets                     48,443,246   738,748    6.11
                                                     --------
Allowance for loan losses                  (331,820)
Cash and due from banks                   2,000,691
Premises and equipment, net                 486,776
Other assets                              2,517,561
                                        ------------
Total assets                            $53,116,454
                                        ============
Liabilities
Deposits:
Transaction accounts                    $14,075,542   102,833    2.93
Savings and consumer time                 4,445,326    28,962    2.61
Large time                                9,173,928   114,380    5.00
                                        ------------ --------
Total interest bearing deposits          27,694,796   246,175    3.57
                                        ------------ --------
Federal funds purchased and securities
sold under repurchase agreements            782,000    10,120    5.19
Net funding allocated from (to)
discontinued operations (12)                      -         -       -
Commercial paper                          1,389,847    17,429    5.03
Other borrowed funds                        333,252     4,689    5.64
Medium and long-term debt                 2,033,377    28,973    5.72
Trust notes                                  14,714       238    6.48
                                        ------------ --------
Total borrowed funds                      4,553,190    61,449    5.41
                                        ------------ --------
Total interest bearing liabilities       32,247,986   307,624    3.83
                                                     --------
Noninterest bearing deposits             14,989,226
Other liabilities                         1,291,181
                                        ------------
Total liabilities                        48,528,393
Stockholders' Equity
Common equity                             4,588,061
                                        ------------
Total stockholders' equity                4,588,061
                                        ------------
Total liabilities and stockholders'
    equity                              $53,116,454
                                        ============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                           431,124    3.56%
Less: taxable-equivalent adjustment                     2,251
                                                     --------
Net interest income                                  $428,873
                                                     ========


----------------------------------------------------------------------
Average Assets and Liabilities of Discontinued Operations for
 Period Ended:
                                                      June 30,
                                                        2006
                                                      --------
Assets                                                $79,188
Liabilities                                           $43,065
Net Asset                                             $36,123


Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 7


                                        For the Three Months Ended
                                      --------------------------------
                                              March 31, 2007
                                      ------------------------------
                                                   Interest  Average
                                        Average    Income/   Yield/
(Dollars in thousands)                  Balance    Expense  Rate (6)
                                                     (10)     (10)
------------------------------------- ------------ -------- ----------
Assets
Loans: (11)
 Commercial, financial and industrial $14,684,098  $237,278     6.55%
 Construction                           2,233,131    42,775     7.77
 Residential mortgage                  12,386,306   163,766     5.29
 Commercial mortgage                    6,064,169   106,966     7.15
 Consumer                               2,542,507    48,979     7.81
 Lease financing                          547,803     3,738     2.73
                                      ------------ --------
   Total loans                         38,458,014   603,502     6.34
Securities - taxable                    8,580,315   107,268     5.00
Securities - tax-exempt                    57,654     1,154     8.01
Interest bearing deposits in banks         79,562     1,109     5.65
Federal funds sold and securities
 purchased under resale agreements        846,042    11,152     5.35
Trading account assets                    333,363     1,701     2.07
                                      ------------ --------
   Total earning assets                48,354,950   725,886     6.06
                                                   --------
Allowance for loan losses                (330,277)
Cash and due from banks                 1,949,232
Premises and equipment, net               493,055
Other assets                            2,506,243
                                      ------------
   Total assets                       $52,973,203
                                      ============
Liabilities
Deposits:
 Transaction accounts                 $13,534,373    91,505     2.74
 Savings and consumer time              4,415,261    26,957     2.48
 Large time                             8,435,137   103,795     4.99
                                      ------------ --------
   Total interest bearing deposits     26,384,771   222,257     3.42
                                      ------------ --------
Federal funds purchased and
 securities sold under repurchase
 agreements                             1,046,439    13,524     5.24
Net funding allocated from (to)
 discontinued operations (12)                   -         -        -
Commercial paper                        1,783,758    22,264     5.06
Other borrowed funds                    1,309,102    17,281     5.35
Medium and long-term debt               1,371,446    19,695     5.82
Trust notes                                14,827       238     6.43
                                      ------------ --------
   Total borrowed funds                 5,525,572    73,002     5.36
                                      ------------ --------
   Total interest bearing liabilities  31,910,343   295,259     3.75
                                                   --------
Noninterest bearing deposits           15,098,291
Other liabilities                       1,454,364
                                      ------------
   Total liabilities                   48,462,998
Stockholders' Equity
Common equity                           4,510,205
                                      ------------
   Total stockholders' equity           4,510,205
                                      ------------
   Total liabilities and
    stockholders' equity              $52,973,203
                                      ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                  430,627     3.58%
Less: taxable-equivalent adjustment                   2,115
                                                   --------
   Net interest income                             $428,512
                                                   ========

--------------------------------------


                                         For the Three Months Ended
                                       ------------------------------
                                               June 30, 2007
                                       ------------------------------
                                                    Interest  Average
                                         Average    Income/   Yield/
(Dollars in thousands)                   Balance    Expense  Rate (6)
                                                      (10)     (10)
--------------------------------------------------- -------- ---------
Assets
Loans: (11)
 Commercial, financial and industrial  $14,610,728  $238,175     6.54%
 Construction                            2,296,098    44,047     7.69
 Residential mortgage                   12,594,065   167,342     5.31
 Commercial mortgage                     6,213,092   111,720     7.21
 Consumer                                2,557,085    49,579     7.78
 Lease financing                           568,701     7,341     5.16
                                       ------------ --------
   Total loans                          38,839,769   618,204     6.38
Securities - taxable                     8,548,063   108,675     5.09
Securities - tax-exempt                     56,084     1,164     8.30
Interest bearing deposits in banks          88,592     1,295     5.86
Federal funds sold and securities
 purchased under resale agreements         593,718     7,809     5.28
Trading account assets                     317,020     1,601     2.03
                                       ------------ --------
   Total earning assets                 48,443,246   738,748     6.11
                                                    --------
Allowance for loan losses                 (331,820)
Cash and due from banks                  2,000,691
Premises and equipment, net                486,776
Other assets                             2,517,561
                                       ------------
   Total assets                        $53,116,454
                                       ============
Liabilities
Deposits:
 Transaction accounts                  $14,075,542   102,833     2.93
 Savings and consumer time               4,445,326    28,962     2.61
 Large time                              9,173,928   114,380     5.00
                                       ------------ --------
   Total interest bearing deposits      27,694,796   246,175     3.57
                                       ------------ --------
Federal funds purchased and securities
 sold under repurchase agreements          782,000    10,120     5.19
Net funding allocated from (to)
 discontinued operations (12)                    -         -        -
Commercial paper                         1,389,847    17,429     5.03
Other borrowed funds                       333,252     4,689     5.64
Medium and long-term debt                2,033,377    28,973     5.72
Trust notes                                 14,714       238     6.48
                                       ------------ --------
   Total borrowed funds                  4,553,190    61,449     5.41
                                       ------------ --------
   Total interest bearing liabilities   32,247,986   307,624     3.83
                                                    --------
Noninterest bearing deposits            14,989,226
Other liabilities                        1,291,181
                                       ------------
   Total liabilities                    48,528,393
Stockholders' Equity
Common equity                            4,588,061
                                       ------------
   Total stockholders' equity            4,588,061
                                       ------------
   Total liabilities and stockholders'
       equity                          $53,116,454
                                       ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                   431,124     3.56%
Less: taxable-equivalent adjustment                    2,251
                                                    --------
   Net interest income                              $428,873
                                                    ========

---------------------------------------

Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 8


                                       For the Six Months Ended
                                   ---------------------------------
                                             June 30, 2006
                                   ---------------------------------
                                                 Interest    Average
                                     Average      Income/    Yield/
(Dollars in thousands)               Balance     Expense    Rate (6)
                                                    (10)      (10)
---------------------------------- ------------ ----------- --------
Assets
Loans: (11)
Commercial, financial and
 industrial                        $12,666,066  $  410,020     6.53%
Construction                         1,624,123      60,019      7.45
Residential mortgage                11,591,676     293,209      5.06
Commercial mortgage                  5,657,018     197,539      7.04
Consumer                             2,497,519      92,671      7.48
Lease financing                        566,144       7,547      2.67
                                   ------------ -----------
Total loans                         34,602,546   1,061,005      6.17
Securities - taxable                 8,292,126     198,787      4.79
Securities - tax-exempt                 64,207       2,572      8.01
Interest bearing deposits in banks      47,084       1,159      4.96
Federal funds sold and securities
purchased under resale agreements      362,471       8,570      4.77
Trading account assets                 356,556       3,215      1.82
                                   ------------ -----------
Total earning assets                43,724,990   1,275,308      5.86
                                                -----------
Allowance for loan losses             (341,568)
Cash and due from banks              2,113,853
Premises and equipment, net            516,748
Other assets                         2,662,595
                                   ------------
Total assets                       $48,676,618
                                   ============
Liabilities
Deposits:
Transaction accounts               $12,936,591     127,815      1.99
Savings and consumer time            4,469,204      39,990      1.80
Large time                           4,339,551      91,181      4.24
                                   ------------ -----------
Total interest bearing deposits     21,745,346     258,986      2.40
                                   ------------ -----------
Federal funds purchased and
 securities sold under repurchase
 agreements                            810,704      18,312      4.55
Net funding allocated from (to)
 discontinued operations (12)          (46,548)     (1,055)     4.57
Commercial paper                     1,447,492      31,585      4.40
Other borrowed funds                   187,736       4,391      4.72
Medium and long-term debt              990,771      27,272      5.55
Trust notes                             15,223         476      6.26
                                   ------------ -----------
Total borrowed funds                 3,405,378      80,981      4.80
                                   ------------ -----------
Total interest bearing liabilities  25,150,724     339,967      2.73
                                                -----------
Noninterest bearing deposits        17,531,006
Other liabilities                    1,455,808
                                   ------------
Total liabilities                   44,137,538
Stockholders' Equity
Common equity                        4,539,080
                                   ------------
Total stockholders' equity           4,539,080
                                   ------------
Total liabilities and
 stockholders' equity              $48,676,618
                                   ============
Reported Net Interest
 Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                        935,341     4.29%
Less: taxable-equivalent
 adjustment                                          2,606
                                                -----------
Net interest income                             $  932,735
                                                ===========


                                         For the Six Months Ended
                                     --------------------------------
                                              June 30, 2007
                                     --------------------------------
                                                   Interest   Average
                                       Average     Income/    Yield/
(Dollars in thousands)                 Balance     Expense   Rate (6)
                                                     (10)      (10)
------------------------------------------------- ---------- ---------
Assets
Loans: (11)
Commercial, financial and industrial $14,647,210  $  475,453     6.55%
Construction                           2,264,789      86,822     7.73
Residential mortgage                  12,490,760     331,108     5.30
Commercial mortgage                    6,139,042     218,686     7.18
Consumer                               2,549,836      98,558     7.79
Lease financing                          558,310      11,079     3.97
                                     ------------ ----------
Total loans                           38,649,947   1,221,706     6.36
Securities - taxable                   8,564,100     215,943     5.04
Securities - tax-exempt                   56,865       2,318     8.15
Interest bearing deposits in banks        84,102       2,404     5.76
Federal funds sold and securities
purchased under resale agreements        719,183      18,961     5.32
Trading account assets                   325,146       3,302     2.05
                                     ------------ ----------
Total earning assets                  48,399,343   1,464,634     6.08
                                                  ----------
Allowance for loan losses               (331,042)
Cash and due from banks                1,975,104
Premises and equipment, net              489,898
Other assets                           2,511,933
                                     ------------
Total assets                         $53,045,236
                                     ============
Liabilities
Deposits:
Transaction accounts                 $13,806,452     194,338     2.84
Savings and consumer time              4,430,376      55,919     2.55
Large time                             8,806,573     218,175     5.00
                                     ------------ ----------
Total interest bearing deposits       27,043,401     468,432     3.49
                                     ------------ ----------
Federal funds purchased and
 securities sold under repurchase
 agreements                              913,489      23,644     5.22
Net funding allocated from (to)
 discontinued operations (12)                  -           -        -
Commercial paper                       1,585,714      39,693     5.05
Other borrowed funds                     818,481      21,970     5.41
Medium and long-term debt              1,704,240      48,668     5.76
Trust notes                               14,770         476     6.45
                                     ------------ ----------
Total borrowed funds                   5,036,694     134,451     5.38
                                     ------------ ----------
Total interest bearing liabilities    32,080,095     602,883     3.79
                                                  ----------
Noninterest bearing deposits          15,043,457
Other liabilities                      1,372,336
                                     ------------
Total liabilities                     48,495,888
Stockholders' Equity
Common equity                          4,549,348
                                     ------------
Total stockholders' equity             4,549,348
                                     ------------
Total liabilities and stockholders'
 equity                              $53,045,236
                                     ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                   861,751     3.57%
Less: taxable-equivalent adjustment                    4,366
                                                  ----------
Net interest income                               $  857,385
                                                  ==========


---------------------------------------------------------------------
Average Assets and Liabilities of Discontinued Operations for Period
 Ended:
                                             June 30, 2006
                                             --------------
Assets                                            $347,431
Liabilities                                       $300,883
Net Asset                                         $46,548

---------------------------------------------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries

                    Noninterest income (Unaudited)
                              Exhibit 9


                                                    Percentage Change
                        For the Three Months Ended   to June 30, 2007
                                                           from
                        --------------------------- ------------------
                        June 30,   March   June 30,  June     March
                                     31,              30,       31,
 (Dollars in thousands)   2006      2007     2007    2006     2007
 ---------------------- --------- -------- -------- ------------------
 Service charges on
  deposit accounts       $81,837   $74,945  $77,218  (5.64)%    3.03 %
 Trust and investment
  management fees         48,380    48,560   51,585   6.62      6.23
 Insurance commissions    17,752    20,250   16,501  (7.05)   (18.51)
 Brokerage commissions
  and fees                10,330     9,660    9,533  (7.72)    (1.31)
 Foreign exchange
  gains, net               8,307     7,594    9,288  11.81     22.31
 Merchant banking fees     8,396     9,077    8,809   4.92     (2.95)
 Card processing fees,
  net                      7,206     7,127    7,824   8.58      9.78
 Securities gains, net     1,993     1,220      230 (88.46)   (81.15)
 Gain on private capital
  investments, net         3,702     9,095   20,171   nm        nm
 Other                    31,325    35,030   28,686  (8.42)   (18.11)
                        --------- -------- --------
  Total noninterest
   income               $219,228  $222,558 $229,845   4.84 %    3.27 %
                        ========= ======== ========


                   Noninterest expense (Unaudited)


                                                    Percentage Change
                                                     to June 30, 2007
                         For the Three Months Ended        from
                        --------------------------- ------------------
                        June 30,   March   June 30,  June     March
                                     31,              30,       31,
 (Dollars in thousands)   2006      2007     2007     2006    2007
 ---------------------- --------- -------- -------- ------------------
 Salaries and other
  compensation          $201,689  $207,657 $206,110   2.19 %   (0.75)%
 Employee benefits        46,948    50,858   45,320  (3.47)   (10.89)
                        --------- -------- --------
  Salaries and employee
   benefits              248,637   258,515  251,430   1.12     (2.74)
 Net occupancy            34,519    35,137   35,244   2.10      0.30
 Outside services         30,704    19,836   18,851 (38.60)    (4.97)
 Equipment                16,846    16,554   16,367  (2.84)    (1.13)
 Software                 15,323    14,196   15,136  (1.22)     6.62
 Professional services    17,038    17,087   11,970 (29.75)   (29.95)
 Advertising and public
  relations               11,270     8,389   10,476  (7.05)    24.88
 Communications           10,061     9,791    8,855 (11.99)    (9.56)
 Data processing           7,845     8,241    8,626   9.96      4.67
 Intangible asset
  amortization             3,427     2,243    2,243 (34.55)     0.00
 Foreclosed asset
  expense (income)        (7,782)        9        9   nm        0.00
 (Reversal of)
  provision for losses
  on off-balance sheet
  commitments             (4,000)    1,000        - 100.00   (100.00)
 Other                    29,142    31,093   32,658  12.07      5.03
                        --------- -------- --------
  Total noninterest
   expense              $413,030  $422,091 $411,865  (0.28)%   (2.42)%
                        ========= ======== ========


               UnionBanCal Corporation and Subsidiaries

                    Noninterest income (Unaudited)
                              Exhibit 10


                                                           Percentage
                                                            Change to
                                     For the Six Months     June 30,
                                            Ended           2007 from
                                    ---------------------  -----------
                                      June 30,   June 30,   June 30,
 (Dollars in thousands)                 2006       2007       2006
 ---------------------------------- ------------ --------  -----------
 Service charges on deposit
  accounts                            $163,472   $152,163      (6.92)%
 Trust and investment management
  fees                                  98,495    100,145       1.68
 Insurance commissions                  37,270     36,751      (1.39)
 Brokerage commissions and fees         18,125     19,193       5.89
 Merchant banking fees                  16,625     17,886       7.59
 Foreign exchange gains, net            16,125     16,882       4.69
 Card processing fees, net              13,903     14,951       7.54
 Securities gains, net                   1,779      1,450     (18.49)
 Gain on private capital
  investments, net                       6,529     29,266      nm
 Other                                  64,815     63,716      (1.70)
                                    ------------ --------
  Total noninterest income            $437,138   $452,403       3.49 %
                                    ============ ========


                   Noninterest expense (Unaudited)


                                                           Percentage
                                                            Change to
                                     For the Six Months     June 30,
                                            Ended           2007 from
                                    ---------------------  -----------
                                      June 30,   June 30,   June 30,
 (Dollars in thousands)                 2006       2007       2006
 ---------------------------------- ------------ --------  -----------
 Salaries and other compensation      $395,948   $413,767       4.50 %
 Employee benefits                     105,184     96,178      (8.56)
                                    ------------ --------
  Salaries and employee benefits       501,132    509,945       1.76
 Net occupancy                          67,356     70,381       4.49
 Outside services                       59,313     38,687     (34.77)
 Equipment                              34,768     32,921      (5.31)
 Software                               31,667     29,332      (7.37)
 Professional services                  31,585     29,057      (8.00)
 Advertising and public relations       21,501     18,865     (12.26)
 Communications                         20,613     18,646      (9.54)
 Data processing                        15,243     16,867      10.65
 Intangible asset amortization           6,857      4,486     (34.58)
 Foreclosed asset expense (income)     (15,149)        18      nm
 (Reversal of) provision for
  allowance for losses on off-
  balance sheet commitments             (7,000)     1,000      nm
 Other                                  59,688     63,751       6.81
                                    ------------ --------
  Total noninterest expense           $827,574   $833,956       0.77 %
                                    ============ ========


               UnionBanCal Corporation and Subsidiaries

                              Footnotes
                              Exhibit 11
----------------------------------------------------------------------

 (1) Taxable-equivalent basis.
 (2) Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.
 (3) Common shares outstanding reflect common shares issued less treasury shares. Weighted average common shares outstanding (basic) excludes nonvested restricted shares but includes the impact of those shares in the calculation of diluted shares.
 (4) End of period total assets and assets used in calculating these ratios include those of discontinued operations.
 (5) Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.
 (6) Annualized.
 (7) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.
 (8) Estimated as of June 30, 2007. The regulatory capital and leverage ratios include discontinued operations.
 (9) The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.
(10) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(11) Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(12) Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.

 nm = not meaningful


    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)